SECOND AMENDMENT TO LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of this 16th day of December, 2008 by and among (i) WRT Realty L.P., a Delaware limited partnership (the “Borrower”), (ii) the Lenders party thereto (the “Lenders”), and (iii) KeyBank National Association, as agent (the “Agent”) for the Lenders.

WHEREAS, the Borrower, the Lenders, and the Agent are party to that certain Loan Agreement, dated as of December 16, 2005 (as same may be amended, modified, supplemented, extended, renewed, or restated from time to time, the “Loan Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

WHEREAS, pursuant to that certain FIRST AMENDMENT TO LOAN AGREEMENT dated as of July 10, 2006 Sovereign Bank agreed to (i) become a Lender under the Loan Agreement and issue a Commitment in the amount of $20,000,000.00, and (ii) fund to the Agent its Commitment Percentage of the outstanding principal balance of the loan.

WHEREAS, pursuant to that certain ASSIGNMENT AND ASSUMPTION dated as of July 31, 2006 Allied Irish Banks, p.l.c. agreed to (i) become a Lender under the Loan Agreement and assume a portion of the Commitment from KeyBank National Association in the amount of $15,000,000.00, and (ii) fund to the Agent its Commitment Percentage of the outstanding principal balance of the loan.

WHEREAS, Sovereign Bank and Allied Irish Banks, p.l.c. no longer desire to remain Lenders under the Loan Agreement.

WHEREAS, the Borrower has requested that the Lenders extend the term of the Loan for an additional two (2) years with a one (1) year extension option.

WHEREAS, the Lenders have agreed to extend the Loan and otherwise amend the terms thereof, provided that the Borrower, among other things, execute and deliver this Amendment to the Agent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lenders and the Borrower agree as follows:

1.
As a condition precedent to the effectiveness of this Amendment, if any such amounts are outstanding, (i) the Borrower shall pay to the Agent an amount sufficient to satisfy any and all Obligations owed to both Sovereign Bank and Allied Irish Banks, p.l.c. under the Loan Agreement, and (ii) the Agent shall apply such payment solely to the Obligations owed to Sovereign Bank and Allied Irish Banks, p.l.c. as opposed to pro rata across all Obligations.  Upon the receipt and application of said payments, as necessary, the Commitments of Sovereign Bank and Allied Irish Banks, p.l.c. shall be deemed terminated and Sovereign Bank and Allied Irish Banks, p.l.c. shall be deemed released from any and all Obligations under the Loan Agreement.

2.	The Facility Amount is hereby deemed to be Thirty-Five Million Dollars ($35,000,000.00).

3.	Exhibit I to the Loan Agreement is hereby deleted in its entirety and the attached Exhibit I substituted therefor.

4.
Section 2.2 of the Loan Agreement is hereby amended by deleting the reference to the phrase “December 16, 2008” and substituting in its stead the phrase “December 16, 2010”, and hereby further amended by deleting the reference to the phrase “December 16, 2009” and substituting in its stead the phrase “December 16, 2011”.

5.	In addition, the Borrower shall pay to the Agent all fees and expenses (including reasonable attorney’s fees and expenses) incurred by the Agent.

6.
This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions.

7.
The Borrower acknowledges and agrees that it has no claims, counterclaims, offsets, defenses or causes of action against the Lenders or the Agent with respect to amounts outstanding under the Loan Agreement or otherwise.  To the extent such claims, counterclaims, offsets, defenses and/or causes of actions should exist, whether known or unknown, at law or in equity, the Borrower hereby WAIVES same and RELEASES the Lender from any and all liability in connection therewith.

[SIGNATURES TO FOLLOW]

It is intended that this Amendment take effect as an instrument under seal as of the date first written above.

BORROWER:	WRT REALTY L.P., a Delaware limited partnership

	By:	Winthrop Realty Trust, general partner

By:
Name:
Title:

AGENT:	KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
		Name:	Jeffry M. Morrison
Duly Authorized

LENDER:	KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
		Name:	Jeffry M. Morrison
Duly Authorized

The following Lenders execute this Amendment solely for the purposes of acknowledging and agreeing to the provisions set forth in Paragraph 1 above.

LENDER:	SOVEREIGN BANK, a federal savings bank

By:
Duly Authorized

LENDER:	ALLIED IRISH BANKS, P.L.C., a banking corporation organized under the laws of the Republic of Ireland

By:
Duly Authorized

EXHIBIT I

LENDERS’ COMMITMENTS

Lender	Commitment Amount	Commitment Percentage
KeyBank National Association	$35,000,000.00	100%
Total	$35,000,000.00	100%